                                                              EXHIBIT 1.1















                     CORNERSTONE PROPANE PARTNERS, L.P.


        8,540,000 COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS


                           UNDERWRITING AGREEMENT




























   December 11, 1996

                                                        December 11, 1996




   Morgan Stanley & Co.
        Incorporated
   Dean Witter Reynolds Inc.
   A.G. Edwards & Sons, Inc.
   Oppenheimer & Co., Inc.
   PaineWebber Incorporated
   Prudential Securities Incorporated
   c/o Morgan Stanley & Co.
        Incorporated
         1585 Broadway
         New York, New York  10036

   Dear Sirs and Mesdames:

             Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 8,540,000 common units representing limited partner interests in the Partnership (the "Firm Units"). The Partnership also proposes to issue and sell to the several Underwriters not more than an additional 1,281,000 common units representing limited partner interests in the Partnership (the "Additional Units") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the "Units." The common units representing limited partner interests in the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Units."

             The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Units. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the prospectus in the form first used to confirm sales of Units is hereinafter referred to as the "Prospectus;" each of the preliminary prospectus dated November 21, 1996 filed as part of the registration statement and each preliminary prospectus filed as a part of any subsequent amendment thereto, or filed pursuant to Rule 424 under the Securities Act prior to the Prospectus, is hereinafter referred to as a "Preliminary Prospectus." If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

             It is understood and agreed to by all parties that the Partnership was formed to acquire and operate the business and assets of (a) SYN Inc., a Delaware corporation ("Synergy"), and Empire Energy Corporation, a Tennessee corporation ("Empire Energy"), each of which is a subsidiary of Northwestern Growth Corporation, a South Dakota corporation ("NGC"), which is a subsidiary of Northwestern Public Service Company, a Delaware corporation ("NPS"), (b) Myers Propane Gas Company, a Delaware corporation ("Myers"), which is a subsidiary of NPS, (c) CGI Acquisition Corporation, a Delaware corporation ("Acquisition Corp."), which is a subsidiary of NGC, and (d) CGI Holdings, Inc., a Delaware corporation ("Coast"), which will be acquired by NGC prior to the closing of the offering of the Units contemplated hereby. Cornerstone Propane GP, Inc., a Delaware corporation ("Newco"), is the general partner (the "Managing General Partner") of both the Partnership and Cornerstone Propane, L.P., a Delaware limited partnership (the "Operating Partnership"). Upon the closing of the offering of the Units, Synergy will be the special general partner (the "Special General Partner") of the Partnership and the Operating Partnership. Synergy, Empire Energy, Myers, Coast and their respective subsidiaries are collectively referred to herein as the "Predecessor Entities." The Partnership, the Operating Partnership and Cornerstone Sales & Service Corporation, a Delaware corporation and a wholly owned subsidiary of the Operating Partnership (the "Corporate Sub"), are collectively referred to herein as the "Partnership Entities."

             It is further understood and agreed to by all parties that prior to or concurrently with the closing of the offering of the Units contemplated hereby, (1)(a) NGC will purchase stock of (and certain rights related to) Synergy and Myers owned by Empire Gas Corporation, a Missouri corporation currently known as "All Star Gas Corporation" ("Empire Gas"), (b) NGC will cause Acquisition Corp. to merge with and into Coast, (c) NPS will contribute all the outstanding shares of capital stock of Myers owned by NPS to NGC as a capital contribution (and not in exchange for stock of NGC), (d) pursuant to a Contribution and Assumption Agreement between NGC and Coast (the "NGC Contribution Agreement"), NGC will contribute all of the outstanding shares of capital stock of (and certain rights related to) Synergy, Myers, Empire Energy and Newco owned by NGC and a promissory note of Empire Energy in the outstanding principal amount of $8.0 million (the "Empire Energy Promissory Note"), including accrued interest, to Coast and Coast will assume approximately $85.0 million in outstanding principal amount of indebtedness of NGC and the Predecessor Entities and (e) pursuant to a Contribution and Assumption Agreement between Coast and Coast Gas (the "Coast Contribution Agreement"), Coast will contribute all of the outstanding shares of capital stock of (and certain rights related to) Synergy, Myers, Empire Energy and Newco owned by Coast and the Empire Energy Promissory Note (including accrued interest) and the assets acquired as a result of the merger of Coast with CGI Acquisition to Coast Gas, Inc., a California corporation and a wholly owned subsidiary of Coast ("Coast Gas"), and Coast Gas will assume the outstanding indebtedness of Coast on such date (including the indebtedness assumed by Coast as described in clause (d)), (2)(a) all of the subsidiaries of Synergy (other than Claremont Gas Corporation) will merge into Synergy, (b) all of the subsidiaries of Empire Energy, other than Empire Energy SC Corporation, a Delaware corporation ("SC"), will merge into Empire Energy, (c) Empire Energy and Myers will merge into Coast Gas,
   (d) Coast Energy Group, Inc., a Delaware corporation and the sole subsidiary of Coast Gas ("CEG"), will merge into Coast Gas, (e) Coast will merge into NGC and (f) Newco will merge into Coast Gas (in connection with which Coast Gas will change its name to "Cornerstone Propane GP, Inc." and will become the "Managing General Partner"),
   (3) pursuant to a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement"), (a) Synergy will convey substantially all of its assets to the Operating Partnership in exchange for a 0.2337% general partner interest and a limited partner interest in the Operating Partnership and the assumption by the Operating Partnership of substantially all of the liabilities of Synergy, (b) SC will convey all of its assets to the Operating Partnership in exchange for a limited partner interest in the Operating Partnership and the assumption by the Operating Partnership of all of the liabilities of SC, and (c) Coast Gas will convey substantially all of its assets (other than approximately $34.3 million principal amount promissory note of SC and the shares of the capital stock of Synergy and SC) to the Operating Partnership in exchange for a limited partner interest in the Operating Partnership, a 0.7764% general partner interest in the Operating Partnership and the assumption by the Operating Partnership of all of the liabilities of Coast Gas (other than approximately $34.3 million in outstanding principal amount of indebtedness of SC) (the assets to be conveyed to the Operating Partnership pursuant to the Contribution Agreement (including, without limitation, the assets to be acquired by Coast Gas pursuant to the transactions listed in clauses (1) and (2) of this sentence) are collectively referred to as the "Transferred Assets"), (4) the Operating Partnership will enter into a Bank Credit Agreement (the "Bank Credit Agreement") providing for a $50.0 million working capital facility and a $75.0 million acquisition facility, (5)(a) the Operating Partnership will issue $220.0 million in Senior Secured Notes (the "Senior Notes") to certain institutional investors pursuant to a Note Purchase Agreement (the "Note Agreement"), which Senior Notes will be secured pursuant to a Security Agreement (the "Security Agreement"), (b) the Operating Partnership will borrow approximately $12.8 million under the working capital facility provided for in the Bank Credit Agreement and (c) the proceeds from the issuance of the Senior Notes and the borrowing under the working capital facility will be used to repay approximately $156.1 million principal amount of indebtedness assumed by the Operating Partnership and to distribute an aggregate of approximately $58.7 million to the Special General Partner and approximately $17.9 million to the General Partners,
   (6) pursuant to the Contribution Agreement, (a) Synergy will convey all of its limited partner interest in the Operating Partnership to the Partnership in exchange for a maximum of 1,822,750 subordinated units representing limited partner interests in the Partnership

   ("Subordinated Units") (assuming no Additional Units are issued under the terms of this Agreement), a 0.2314% general partner interest in the Partnership and 2,314 rights representing non-voting limited partner interests in the Partnership entitling the holder to certain incentive distribution rights (the "Incentive Distribution Rights") and (b) Coast Gas and SC will convey all of their limited partner interests in the Operating Partnership to the Partnership in exchange for a maximum of 6,055,869 Subordinated Units (assuming no Additional Units are issued under the terms of this Agreement), a 0.7686% general partner interest in the Partnership and 7,686 Incentive Distribution Rights (as a result of which the Partnership will own a 98.9899% limited partner interest in the Operating Partnership), (7) the Partnership will contribute the proceeds from the sale of the Units to the Underwriters to the Operating Partnership, which will use such proceeds to repay approximately $175.8 million principal amount of indebtedness and will use borrowings of approximately $17.9 million from NPS to pay expenses associated with the Transactions (as defined below), (8)(a) the Special General Partner will redeem a portion of its preferred stock and (b) pursuant to a Conveyance and Assumption Agreement (the "Service Assets Conveyance Agreement"), the Operating Partnership will convey its appliance sales, installation and service assets to the Corporate Sub, in exchange for shares of its common stock, (c) the Managing General Partner will repay approximately $34.3 million of indebtedness and (d) SC will merge into the Managing General Partner (such merger and the mergers described in clause (2) above are collectively referred to herein as the "Northwestern Mergers") (the transactions described in clauses (1) through (8) above are collectively referred to as the "Transactions"). In connection with the consummation of the Transactions, the Predecessor Entities, the Partnership Entities, Newco and NGC will enter into various agreements and certificates of merger, bills of sale, conveyances, deeds and other assignments pursuant to the Contribution Agreement (collectively with the NGC Contribution Agreement, the Coast Contribution Agreement, the Contribution Agreement and the Service Assets Conveyance Agreement, the "Merger and Conveyance Documents").

             1.   REPRESENTATIONS AND WARRANTIES.  Each of the
   Partnership, the Operating Partnership, the Managing General Partner and Synergy represents and warrants to and agrees with each of the Underwriters that:

             (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership, the Operating Partnership, Newco or Synergy, threatened by the Commission.

             (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the

   Registration Statement, any Preliminary Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) any Preliminary Prospectus and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus or the Prospectus, as amended or supplemented, if applicable, based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

             (c) None of the Predecessor Entities, the Partnership Entities, Newco, NGC and NPS has taken, and none of them will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units, and the Partnership has not distributed and, prior to the later to occur of (i) the Closing Date (as defined in Section 4 hereof) and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the general rules and regulations thereunder.

             (d) Each of the Partnership and the Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and to conduct its business to be conducted at the Closing Date in all material respects as described in the Registration Statement and the Prospectus, and each of the Partnership and the Operating Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership to conduct its business and in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (i) would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole, and (ii) would not subject the limited partners of the Partnership to any material liability.

             (e) Corporate Sub is a corporation duly organized and validly existing in good standing under the laws of the State of

   Delaware with full corporate power and authority to own or lease its properties to be owned or leased at the Closing Date and to conduct its business to be conducted at the Closing Date in all material respects as described in the Registration Statement and the Prospectus, and Corporate Sub is, or at the Closing Date will be, duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (i) would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole, and (ii) would not subject the limited partners of the Partnership to any material liability.

             (f) Newco is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business and to act as a general partner of the Partnership and of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus, and Newco is duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify
   (i) would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole, and (ii) would not subject the limited partners of the Partnership to any material liability.

             (g) Coast Gas is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own or lease its properties and to conduct its business and to act as managing general partner of the Partnership and of the Operating Partnership in each case in all material respects as described in the Registration Statement and the Prospectus, and Coast Gas is duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (i) would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole, and
   (ii) would not subject the limited partners of the Partnership to any material liability.

             (h) Synergy is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business and to act as a special general partner of the

   Partnership and the Operating Partnership in each case in all material respects as described in the Registration Statement and the Prospectus, and Synergy is duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify
   (i) would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole, and (ii) would not subject the limited partners of the Partnership to any material liability.

             (i) NGC is a corporation duly organized and validly existing in good standing under the laws of the State of South Dakota, with full corporate power and authority to perform the Transactions to which it is a party (the "NGC Transactions").

             (j) NPS is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to contribute the stock of Myers to NGC (the "NPS Transaction").

             (k) At the Closing Date, neither the Managing General Partner, the Special General Partner, the Partnership, the Operating Partnership nor the Corporate Sub will have any subsidiaries (other than the Special General Partner, the Partnership, the Operating Partnership and the Corporate Sub themselves in their capacities as subsidiaries) which, individually or taken as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X of the Commission).

             (l) At the Closing Date, the Managing General Partner will be the sole managing general partner of the Partnership with a 0.7686% general partner interest in the Partnership; such general partner interest will have been duly authorized by the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") among the Managing General Partner, the Special General Partner and NGC, as organizational limited partner (the "Organizational Limited Partner"), and will have been validly issued to the Managing General Partner; and the Managing General Partner will own such managing general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as set forth in the Partnership Agreement.

             (m) At the Closing Date, the Managing General Partner will be the sole managing general partner of the Operating Partnership with a 0.7764% general partner interest in the Operating Partnership; such general partner interest will have been duly authorized by the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement," and together with the Partnership Agreement, the "Partnership Agreements") among the Managing General Partner, the Special General Partner and the

   Partnership, and will have been validly issued to the Managing General Partner; and the Managing General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as set forth in the Operating Partnership Agreement.

             (n) At the Closing Date, the Special General Partner will be the sole special general partner of the Partnership with a 0.2314% general partner interest in the Partnership; such general partner interest will have been duly authorized by the Partnership Agreement and will have been validly issued to the Special General Partner; and the Special General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as set forth in the Partnership Agreement.

             (o) At the Closing Date, the Special General Partner will be the sole special general partner of the Operating Partnership with a 0.2337% general partner interest in the Operating Partnership; such general partner interest will have been duly authorized by the Operating Partnership Agreement and will have been validly issued to the Special General Partner; and the Special General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as set forth in the Operating Partnership Agreement.

             (p) At the Closing Date, the Managing General Partner will own limited partner interests in the Partnership represented by a maximum of 6,055,869 Subordinated Units (assuming no Additional Units are issued under the terms of this Agreement) and 7,686 Incentive Distribution Rights; at the Closing Date, the Special General Partner will own limited partner interests in the Partnership represented by a maximum of 1,822,750 Subordinated Units (assuming no Additional Units are issued under the terms of this Agreement) and 2,314 Incentive Distribution Rights; at the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Additional Units); at the Closing Date or the Option Closing Date (as defined in Section 4 hereof), as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement Limited Liability"); and other than such Subordinated Units and such Incentive Distribution Rights owned by the Managing General Partner and the Special General Partner at the Closing Date or the Option Closing Date, as the case may be, the Units will be the only limited partner interests of the Partnership issued and outstanding.

             (q) At the Closing Date and the Option Closing Date, (i) the Partnership will be the sole limited partner of the Operating Partnership, with a limited partner interest in the Operating Partnership of 98.9899%; (ii) such limited partner interest will be duly authorized by the Operating Partnership Agreement, will be validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters similar to those described in the Prospectus under the caption "The Partnership Agreement Limited Liability"); and (iii) the Partnership will own such limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as set forth in the Operating Partnership Agreement.

             (r) At the Closing Date and the Option Closing Date, all of the outstanding shares of capital stock of Corporate Sub will have been duly authorized and validly issued and will be fully paid and nonassessable; and all of the issued shares of capital stock of Corporate Sub will be registered on its books in the name of the Operating Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except pursuant to the Note Agreement, the Security Agreement or the Bank Credit Agreement.

             (s) All of the outstanding shares of capital stock of Newco have been duly authorized and validly issued and are fully paid and nonassessable; and all of the issued shares of capital stock of Newco are registered on its books in the name of NGC free and clear of all liens, encumbrances, security interests, equities, charges or claims.

             (t) At the Closing Date and the Option Closing Date, all of the outstanding shares of capital stock of Coast Gas will have been duly authorized and validly issued and will be fully paid and nonassessable; and all of the issued shares of capital stock of Coast Gas will be registered on its books in the name of NGC, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

             (u) At the Closing Date and the Option Closing Date, the outstanding shares of capital stock of Synergy will consist of 100,000 shares of common stock, all of which will have been duly authorized and validly issued and will be fully paid and nonassessable; and 82,500 shares of common stock of Synergy will be registered on its books in the name of Coast Gas, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

             (v) Except as described in the Prospectus and except as provided in Section 5.2(e) of the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership pursuant to either of the Partnership Agreements or any agreement or other instrument to which the Partnership or the Operating Partnership is a party or by which either of them may be bound. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units. The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and in the Prospectus, and (ii) the Subordinated Units, in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At the Closing Date and the Option Closing Date, all corporate and partnership action, as the case may be, required to be taken by any of the Predecessor Entities, the Partnership Entities, Newco, NGC and NPS or any of their shareholders or partners for the authorization, issuance, sale and delivery of the Units and the Subordinated Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements (as defined in Section 1(x) hereof) shall have been validly taken.

             (w) This Agreement has been duly authorized, executed and delivered by each of the Partnership, the Operating Partnership, the Managing General Partner and Synergy.

             (x) At or before the Closing Date, the Partnership Agreement will have been duly authorized, executed and delivered by the Managing General Partner, the Special General Partner and the Organizational Limited Partner and will be a valid and legally binding agreement of the Managing General Partner, the Special General Partner and the Organizational Limited Partner, enforceable against the Managing General Partner, the Special General Partner and the Organizational Limited Partner in accordance with its terms; at or before the Closing Date, the Operating Partnership Agreement will have been duly authorized, executed and delivered by the Managing General Partner, the Special General Partner and the Partnership and will be a valid and legally binding agreement of the Managing General Partner, the Special General Partner and the Partnership, enforceable against the Managing General Partner, the Special General Partner and the Partnership in accordance with its terms; at or before the Closing Date, each of the Merger and Conveyance Documents will have been duly authorized, executed and delivered by the parties thereto and, as applicable, (i) will be a valid and legally binding agreement of the parties thereto enforceable against such parties in accordance with its terms or (ii) will have been duly filed with all appropriate state authorities and shall be in full force and effect in accordance with its terms; at or before the Closing Date, each of NGC and NPS will have taken all corporate action necessary to duly authorize the NGC Transactions and the NPS Transaction, respectively, and such authorizations shall remain in full force and effect; at or before the Closing Date, the Senior Notes and the Note Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be valid and legally binding agreements of the Operating Partnership enforceable against the Operating Partnership in accordance with their respective terms; at or before the Closing Date, the Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms; provided that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and provided further, that indemnification, contribution and exoneration provisions provided in any such agreement may be limited by public policy and applicable law relating to fiduciary duties. The Partnership Agreements, the Merger and Conveyance Documents, the Senior Notes, the Note Agreement, the Security Agreement and the Bank Credit Agreement are herein collectively referred to as the "Operative Agreements."

             (y) None of the offering, issuance and sale by the Partnership of the Units, the offering, issuance and sale by the Operating Partnership of the Senior Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by any of the Predecessor Entities, the Partnership Entities or Newco which are parties thereto, nor the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) will conflict with or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents of any of the Predecessor Entities, the Partnership Entities, Newco, NGC or NPS, (ii) will conflict with or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Predecessor Entities, the Partnership Entities, Newco, NGC or NPS is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Predecessor Entities, the Partnership Entities, Newco, NGC or NPS or any of their properties in a proceeding to which any of them or their property is a party, (iv) violates or will violate any statute, law or regulation applicable to any of the Predecessor Entities, the Partnership Entities, Newco, NGC or NPS or any of their respective properties, or (v) will result in the creation or imposition of any lien, charge or encumbrance (except as contemplated by the Note Agreement and the Bank Credit Agreement) upon any property or assets of any of the Predecessor Entities, the Partnership Entities or Newco, in the case of clause (ii), (iii), (iv) or (v) which conflicts, breaches, violations or defaults would have a material adverse effect upon the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole.

             (z) No permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Operative Agreements, or the consummation by any of the Predecessor Entities, the Partnership Entities, Newco, NGC or NPS of the Transactions, except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the securities or "Blue Sky" laws of certain jurisdictions, (ii) for such permits, consents, approvals and similar authorizations which have been, or on or prior to the Closing Date will be, obtained, (iii) for such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole and (iv) as set forth or contemplated in the Prospectus.

             (aa) Except as described in the Prospectus, none of the Predecessor Entities, the Partnership Entities, Newco, NGC and NPS is in (i) breach or violation of the provisions of its certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or
   (ii) breach, default (and no event has occurred which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties may be subject, which (x) would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole, (y) could impair the ability of the Predecessor Entities, the Partnership Entities or Newco to perform their obligations under the Operative Agreements or (z) could impair the ability of NGC to consummate the NGC Transactions or the ability of NPS to consummate the NPS Transaction. To the knowledge of the Partnership, the Operating Partnership, Newco and Synergy, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Predecessor Entities, the Partnership Entities or Newco is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole. Neither the conduct of the business currently operated by the Predecessor Entities nor the conduct of the business as described or contemplated in the Prospectus to be operated by the Partnership Entities immediately following the Transactions violates or will violate any agreement limiting the ability of any of the Predecessor Entities or any of the Partnership Entities to compete in their businesses, including, without limitation, the Non-Competition Agreement dated May 7, 1994 by and among Empire Gas Corporation, a Missouri corporation ("Empire Gas"), Empire Energy, Mr. Robert W. Plaster, Mr. Stephen R. Plaster, Mr. Joseph Schaefer and Mr. Paul S. Lindsey, Jr. and the Management Agreement dated May 17, 1995 among Empire Gas, NGC and Synergy, as amended, and as further amended by the Termination Agreement among Empire Gas, NGC and Synergy dated September 28, 1996 (collectively, the "Empire Non-Competition Agreements").

             (bb) Arthur Andersen LLP, who have expressed their opinions on the pro forma consolidated financial statements of the Partnership and the audited consolidated financial statements of the Partnership, Newco and Synergy included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

             (cc) Baird, Kurtz & Dobson, who have expressed their opinions on the audited consolidated financial statements of Empire Energy and Synergy Group, Incorporated included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

             (dd) Price Waterhouse LLP, who have expressed their opinion on the audited consolidated financial statements of Coast included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

             (ee) At September 30, 1996, the Partnership would have had, on the pro forma basis indicated in the Prospectus, the capitalization set forth therein. The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The information set forth in the Registration Statement and the Prospectus under the captions "Selected Pro Forma Financial and Operating Data" and "Selected Historical Financial and Operating Data" is accurately presented in all material respects and has been prepared on a basis consistent with the unaudited pro forma financial statements and the audited and unaudited historical consolidated financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Managing General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied in all material respects to the historical amounts in the compilation of such pro forma financial statements.

             (ff) Except as described in the Prospectus, each of the Predecessor Entities has, and, upon consummation of the Transactions, on the Closing Date each of the Operating Partnership and Corporate Sub will have, good and marketable title in fee simple to all real property and good title to all personal property described in the Prospectus to be owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Predecessor Entities and proposed to be made of such property by the Partnership Entities; and all real property and buildings held under lease by the Predecessor Entities and proposed to be held by the Operating Partnership or the Corporate Sub are held by the Predecessor Entities, and, upon consummation of the Transactions, on the Closing Date will be held by the Operating Partnership or Corporate Sub under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Predecessor Entities and proposed to be made of such property and buildings by the Partnership Entities, in each case except as described in or contemplated by the Prospectus. The Merger and Conveyance Documents will be, as of the Closing Date, legally sufficient to transfer or convey to the Operating Partnership or Corporate Sub all properties that are, individually or in the aggregate, required to enable the Operating Partnership or Corporate Sub to conduct its operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Merger and Conveyance Documents and those set forth in the Prospectus. The Operating Partnership and Corporate Sub will, upon execution, delivery and effectiveness of the Merger and Conveyance Documents, succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus. On the Closing Date, each of the Northwestern Mergers will have become effective.

             (gg) Each of the Predecessor Entities possesses, and at the Closing Date and the Option Closing Date each of the Partnership Entities will possess, all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Prospectus, including, without limitation, the business currently conducted by CEG, except for such certificates, authorizations and permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses as described in the Prospectus; and none of the Predecessor Entities or the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, except as described in or contemplated by the Prospectus.

             (hh) Each of the Predecessor Entities has filed all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole, or (ii) which are being contested in good faith.

             (ii) Each of the Predecessor Entities owns or possesses, and at the Closing Date and the Option Closing Date each of the Partnership Entities will own, possess, have the right to use or be able to acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by the Predecessor Entities in connection with the business now operated by them other than those which if not so owned or possessed would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole; and none of the Predecessor Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole.

             (jj) None of the Predecessor Entities, the Partnership Entities or Newco, is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (kk) After sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," the Operating Partnership will not be a "gas utility company" and none of the Partnership Entities, the Managing General Partner or the Special General Partner will be a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation thereunder.

             (ll) No material labor dispute with the employees of the Predecessor Entities exists, except as described in or contemplated by the Prospectus, or, to the knowledge of any of the Partnership, the Operating Partnership, Newco or Synergy, is imminent.

             (mm) At each of the Closing Date and the Option Closing Date, as the case may be, the Managing General Partner and the Special General Partner will have (excluding their interests in the Partnership and the Operating Partnership and any notes receivable from or payable to the Partnership or the Operating Partnership) a combined net worth of at least $15 million. For purposes of this representation, assets will be valued at fair market value, and the interests of the Managing General Partner and the Special General Partner in the Partnership and the Operating Partnership (as general partner, limited partner and creditor) shall not be taken into account except as an offset to the Partnership's or the Operating Partnership's liabilities that are taken into account in computing such net worth.

             (nn) Each of the offer, sale and issuance of the Subordinated Units to the Managing General Partner, the Special General Partner and SC pursuant to the Contribution Agreement and the Partnership Agreement and the offer, sale and issuance of the Senior Notes pursuant to the Note Agreement is exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Predecessor Entities, the Partnership Entities or Newco has taken or will take any action that would cause the loss of such exemption.

             (oo) The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

             (pp) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

             (qq) There are no legal or governmental proceedings pending or threatened to which any of the Predecessor Entities or the Partnership Entities is a party or to which any of the properties of the Predecessor Entities or the Partnership Entities is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

             (rr) All of the Predecessor Entities and all of the Partnership Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect upon the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole.

             (ss) Each of the Predecessor Entities maintains insurance against such losses and risks and in such amounts as is reasonably adequate to protect the Partnership Entities, the Managing General Partner, the Special General Partner and their businesses; none of the Predecessor Entities has within the last two years been refused any insurance coverage sought or applied for; and none of the Predecessor Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business or operations of the Partnership Entities taken as a whole, except as described in or contemplated by the Prospectus.

             (tt) Each of the Predecessor Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
   (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (uu) Except for the Partnership Agreement, there are no contracts, agreements or understandings between any of the Predecessor Entities, the Partnership Entities, Newco, NGC or NPS and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

             (vv) Each of the Predecessor Entities, the Partnership Entities and Newco has complied with all provisions of Section
   517.075, Florida Statutes relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba.

             (ww) On the date hereof and at the Closing Date, (i) Keith
   G. Baxter, Charles J. Kittrell, Ronald J. Goedde and Vincent J. DiCosimo will be duly qualified and acting officers of Newco and
   (ii) Merle D. Lewis, Richard R. Hylland, Mr. Baxter and Daniel K. Newell will be members of the Board of Directors of Newco.

             2. AGREEMENTS TO SELL AND PURCHASE. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective number of Firm Units set forth in Schedule I hereto opposite its name, at $19.53 a Unit (the "Purchase Price").

             On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,281,000 Additional Units at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Partnership in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Units are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Units to be purchased as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

             Each of the Partnership, the Managing General Partner and the Special General Partner hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Units, Subordinated Units or any securities convertible into or exercisable or exchangeable for Common Units or Subordinated Units or
   (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) the Subordinated Units to be issued on the Closing Date as provided in the Partnership Agreement, (C) the issuance or redemption of Subordinated Units by the Partnership in connection with the sale by the Partnership of Additional Units as described in Section 5.2(e) of the Partnership Agreement,
   (D) issuances of Common Units pursuant to employee benefit plans described in the Prospectus or (E) the issuance of Common Units in connection with Acquisitions or Capital Improvements (each as defined in the Partnership Agreement); provided that the Subordinated Units may be transferred without such consent to an affiliate of the Managing General Partner who agrees to be bound by the transfer restrictions contained in this paragraph.

             3. TERMS OF PUBLIC OFFERING. The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Partnership is further advised by you that the Units are to be offered to the public initially at $21.00 a Unit (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $.85 a Unit under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $.10 a Unit, to any Underwriter or to certain other dealers.

             4. PAYMENT AND DELIVERY. Payment for the Firm Units shall be made to the Partnership in federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 9:00 A.M., New York City time, on December 17, 1996, or at such other time on the same or such other date, not later than December 24, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

             Payment for any Additional Units shall be made to the Partnership in federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 9:00 A.M., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than January 24, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

             Certificates for the Firm Units and the Additional Units shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Units and the Additional Units shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

             5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Partnership to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof.

             The several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the following further conditions:

             (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

             (b) The representations and warranties of the Partnership, the Operating Partnership, the Managing General Partner and Synergy contained in this Agreement shall be true and correct as of the Closing Date and the Partnership, the Operating Partnership, the Managing General Partner and Synergy shall have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

             (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Managing General Partner and the Special General Partner, to the effect set forth in clause (b) above.

             (d) The Underwriters shall have received on the Closing Date an opinion of Andrews & Kurth L.L.P., special outside counsel for the Partnership, the Operating Partnership, the Managing General Partner and the Special General Partner, dated the Closing Date, to the effect that:

             (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Act with all necessary partnership power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Operative Agreements and to conduct its business, in each case in all material respects as described in the Prospectus.

             (ii) The Managing General Partner is the sole managing general partner of the Partnership and the Operating Partnership with a general partner interest in the Partnership of 0.7686% and a general partner interest in the Operating Partnership of 0.7764%; such general partner interests are duly authorized by the Partnership Agreement and the Operating Partnership Agreement, respectively, and were validly issued.

             (iii) The Special General Partner is the sole special general partner of the Partnership and the Operating Partnership with a general partner interest in the Partnership of 0.2314% and a general partner interest in the Operating Partnership of 0.2337%; such general partner interests are duly authorized by the Partnership Agreement and the Operating Partnership Agreement, respectively, and were validly issued.

             (iv) The 6,055,869 Subordinated Units and the 7,686 Incentive Distribution Rights to be issued to the Managing General Partner and SC and the 1,822,750 Subordinated Units and the 2,314 Incentive Distribution Rights to be issued to the Special General Partner pursuant to the Contribution Agreement and the Partnership Agreement and the limited partner interests represented thereby are duly authorized by the Partnership Agreement and, when issued and delivered pursuant to the terms of the Contribution Agreement and the Partnership Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under "The Partnership Agreement Limited Liability").

             (v) The Partnership is the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%; such limited partner interest is duly authorized by the Operating Partnership Agreement and is validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters similar to those described in the Prospectus under the caption "The Partnership Agreement Limited Liability").

             (vi) The 8,540,000 Common Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby are duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership
        Agreement Limited Liability").

             (vii) Other than the 6,055,869 Subordinated Units (assuming no Additional Units are issued under the terms of this Agreement) and the 7,686 Incentive Distribution Rights that will be owned by the Managing General Partner and SC and the 1,822,750 Subordinated Units (assuming no Additional Units are issued under the terms of this Agreement) and the 2,314 Incentive Distribution Rights that will be owned by the Special General Partner, the Firm Units will be the only limited partner interests of the Partnership issued at the Closing Date, unless the Option Closing Date and the Closing Date are the same date.

             (viii) The Partnership Agreement constitutes a valid and legally binding agreement of the Managing General Partner, the Special General Partner and the Organizational Limited Partner, enforceable against the Managing General Partner, the Special General Partner and the Organizational Limited Partner in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

             (ix) The Operating Partnership Agreement constitutes a valid and legally binding agreement of the Managing General Partner, the Special General Partner and the Partnership, enforceable against the Managing General Partner, the Special General Partner and the Partnership in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

             (x) The Senior Notes, the Note Agreement and the Security Agreement have been duly authorized and validly executed and delivered by the Operating Partnership; and the Senior Notes, the Note Agreement and the Security Agreement constitute valid and legally binding agreements of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (xi) The Managing General Partner owns its general partner interests in the Partnership and the Operating Partnership, and will own, together with SC, the 6,055,869 Subordinated Units and will own the 7,686 Incentive Distribution Rights to be issued to them pursuant to the Partnership Agreement and the Contribution Agreement, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of California or Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of California or Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act or the Partnership Agreement.

             (xii) The Special General Partner owns its general partner interest in the Partnership and the Operating Partnership and will own the 1,822,750 Subordinated Units (assuming no Additional Units are issued under the terms of this Agreement) and the 2,314 Incentive Distribution Rights to be issued to it pursuant to the Partnership Agreement and the Contribution Agreement, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Missouri or Delaware naming the Special General Partner as debtor is on file in the office of the Secretary of State of the State of Missouri or Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act or the Partnership Agreement.

             (xiii) The Partnership owns its limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, security interests, charges or claims
        (A) in respect of which a financing statement under the Uniform Commercial Code of the State of California or Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of California or Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act or the Operating Partnership Agreement.

             (xiv) The statements in the Registration Statement and Prospectus under the captions "The Transactions," "Cash Distribution Policy" (other than the table under the subsection " Incentive Distributions Hypothetical Annualized Yield," as to which such counsel need not express any opinion), "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "The Partnership Agreement," "Units Eligible for Future Sale" and "Underwriters" and in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute descriptions of this Agreement and the Partnership Agreements or summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to this Agreement and such Partnership Agreements, legal matters, documents and proceedings and fairly summarize the matters referred to therein, and the Units and the Subordinated Units conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions "Prospectus Summary Risk Factors Risks Interest in an Investment in the Partnership," " Risk Factors Conflicts of Interest and Fiduciary Responsibilities," " Partnership Structure and Management," " The Offering," "Risk
        Factors Risks Inherent in an Investment in the Partnership," " Conflicts of Interest and Fiduciary Responsibilities," "Cash Distribution Policy," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "The Partnership Agreement" and "Units Eligible for Future Sale."

             (xv) None of the offering, issuance and sale by the Partnership of the Units, the offering, issuance and sale by the Operating Partnership of the Senior Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by any of the Predecessor Entities, the Partnership Entities or Newco, which are parties thereto, nor the consummation of the transactions contemplated hereby and thereby (including the Transactions)
        (A) will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) will violate the Delaware Act or the Delaware General Corporation Law or (C) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities except as contemplated by the Note Agreement and the Bank Credit Agreement.

             (xvi) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Partnership Agreements by any of the Predecessor Entities, the Partnership Entities or Newco, which are parties thereto, nor the consummation of the transactions contemplated hereby and thereby constitutes or will constitute a violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event) the Note Agreements or of the Bank Credit Agreement.

             (xvii) No permit, consent, approval, authorization or order of any federal or Delaware court, governmental agency or body is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the issuance and sale of the Common Units and the Subordinated Units under the Partnership Agreement, except (A) for such permits, consents, approvals and similar authorizations required under the Securities Act and the Exchange Act, (B) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (C) for permits, consents, approvals and similar authorizations as may be required by the Interstate Commerce Commission or the U.S. Department of Transportation (or their successor agencies or departments, as the case may be) or under the Public Utility Holding Company Act of 1935 or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as to which such counsel need not express any opinion, (D) for such permits, consents, approvals and similar authorizations which have been obtained, (E) for such permits, consents, approvals and similar authorizations which (1) are of a routine or administrative nature, (2) need not be or are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and (3) are expected in the reasonable judgment of the Managing General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions and
        (F) as set forth or contemplated in the Prospectus.

             (xviii)   The opinion of Andrews & Kurth L.L.P. that is
        filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

             (xix) The Registration Statement was declared effective under the Securities Act on December 11, 1996; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

             (xx) Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim.

             (xxi) Except as described in the Prospectus and except as provided in Section 5.2(e) of the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests pursuant to either of the Partnership Agreements. The Partnership has all requisite power and authority under the Delaware Act and the Partnership Agreement to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus, and (B) the Subordinated Units, in accordance with the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement.

             (xxii) The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

             (xxiii)   The offer, sale and issuance of the
        Subordinated Units to the Managing General Partner, SC and the Special General Partner pursuant to the Contribution Agreement and the Partnership Agreement are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto.

             (xxiv) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for historical and pro forma financial statements and schedules and other historical, pro forma and projected financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for historical and pro forma financial statements and schedules and other historical, pro forma and projected financial and statistical data as to which such counsel need not express any belief) the statements in the Registration Statement and the prospectus included therein at the time the Registration Statement became effective under the captions "Prospectus Summary Risk Factors Risks Inherent in an Investment in the Partnership," " Risk Factors Conflicts of Interest and Fiduciary Responsibilities," " Cash Available for Distribution," " Partnership Structure and Management,"
        " The Offering," " Summary of Tax Considerations," "Risk Factors Risks Inherent in an Investment in the Partnership," " Conflicts of Interest and Fiduciary Responsibilities,"
        " Tax Risks," "The Transactions," "Use of Proceeds," "Cash Distribution Policy" (other than the table under the subsection " Incentive Distributions Hypothetical Annualized Yield," as to which such counsel need not comment), "Cash Available for Distribution," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "The Partnership Agreement," "Units Eligible for Future Sale," "Tax Considerations" and "Investment in the Partnership by Employee Benefit Plans" contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for historical and pro forma financial statements and schedules and other historical, pro forma and projected financial and statistical data as to which such counsel need not express any belief) the statements in the Prospectus under the captions "Prospectus Summary Risk Factors Risks Inherent in an Investment in the Partnership," " Risk Factors Conflicts of Interest and Fiduciary Responsibilities," " Cash Available for Distribution,"
        " Partnership Structure and Management," " The Offering,"
        " Summary of Tax Consideration," "Risk Factors Risks Inherent in an Investment in the Partnership," " Conflicts of Interest and Fiduciary Responsibilities," " Tax Risks," "The Transactions," "Use of Proceeds," "Cash Distribution Policy" (other than the table under the subsection
        " Incentive Distributions Hypothetical Annualized Yield," as to which such counsel need not comment), "Cash Available for Distribution," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "The Partnership Agreement," "Units Eligible for Future Sale," "Tax Considerations" and "Investment in the Partnership by

        Employee Benefit Plans" contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (e) The Underwriters shall have received on the Closing Date, an opinion of Schiff Hardin & Waite, outside counsel for the Partnership, the Operating Partnership, the Managing General Partner and the Special General Partner, dated the Closing Date, to the effect that:

             (i) Coast Gas is a corporation duly organized and validly existing in good standing under the laws of the State of California, with full corporate power and authority to own or lease its properties and to conduct its business and to act as managing general partner of the Partnership and of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus.

             (ii) Synergy is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and to conduct its business and to act as special general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus.

             (iii) Corporate Sub is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and to conduct its business as contemplated by the Registration Statement and the Prospectus.

             (iv) NGC is a corporation duly organized and validly existing in good standing under the laws of the State of South Dakota, with full corporate power and authority to perform the NGC Transactions.

             (v) NPS is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to perform the NPS Transaction.

             (vi) Each of the Partnership and the Operating Partnership is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the states listed on Schedule I to such opinion; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Partnership or the Operating Partnership or the location of the properties owned or leased by it makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

             (vii) Coast Gas is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule II to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by Coast Gas or the location of the properties owned or leased by it makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

             (viii) Synergy is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule III to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by Synergy or the location of the properties owned or leased by it makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

             (ix) Corporate Sub is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule IV to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by Corporate Sub or the location of the properties owned or leased by it makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

             (x) All of the issued and outstanding shares of capital stock of Coast Gas have been duly authorized and validly issued and are fully paid and nonassessable and are owned by NGC free and clear of all liens, encumbrances, security interests, charges or claims known to such counsel, without independent investigation, other than those created by or arising under the California Corporations Code.

             (xi) The outstanding capital stock of Synergy consists of 100,000 shares of common stock, all of which have been duly authorized and validly issued and are fully paid and nonassessable, 82,500 shares of which are owned by the Managing General Partner free and clear of all liens, encumbrances, security interests, charges or claims known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law.

             (xii) All of the issued and outstanding shares of capital stock of Corporate Sub have been duly authorized and validly issued and are fully paid and nonassessable; and all of such shares are owned of record by the Operating Partnership free and clear of all liens, encumbrances, security interests, charges or claims known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law.

             (xiii) This Agreement has been duly authorized, executed and delivered by each of the Partnership, the Operating Partnership, the Managing General Partner and
        Synergy.

             (xiv) Each of the Merger and Conveyance Documents has been duly authorized and validly executed and delivered by each of the Partnership, the Operating Partnership, the Managing General Partner, NGC, Coast and Synergy, to the extent a party thereto; each of the Merger and Conveyance Documents constitutes the valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the Northwestern Mergers has become effective.

             (xv) Each of NGC and NPS has taken all corporate action necessary to duly authorize the NGC Transactions and the NPS Transaction, respectively, and such authorizations remain in full force and effect.

             (xvi) The Bank Credit Agreement has been duly authorized and validly executed and delivered by the Operating Partnership; and the Bank Credit Agreement constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (xvii) The statements in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations Description of Indebtedness," "Business and Properties Government Regulation," "Business and Properties Transfer of the Partnership Assets," "Certain Relationships and Related Transactions Contribution and Conveyance Agreement," insofar as they constitute descriptions of the Operative Agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

             (xviii)   After due inquiry, such counsel does not know
        of any legal or governmental proceedings pending or threatened to which any of the Predecessor Entities or the Partnership Entities is a party or to which any of the properties of any of the Predecessor Entities or the Partnership Entities is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

             (xix) To the knowledge of such counsel, other than as described or contemplated in the Prospectus, there is no litigation, proceeding or governmental investigation pending or overtly threatened against any of Synergy, Empire Energy, Coast and Coast Gas (the "Material Predecessor Entities"), the Partnership Entities, Newco, NGC or NPS that relates to any of the transactions contemplated by the Prospectus or which, if adversely determined, (x) would have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole, (y) would impair or call into question the validity of this Agreement or the performance by any of the Partnership Entities or Newco of their obligations under this Agreement, any of the Operative Agreements or the Transactions or, (z) would impair or call into question the performance by NGC or NPS of the NGC Transactions or the NPS Transaction, respectively.

             (xx) None of the Partnership Entities or Newco is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" none of them will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (xxi) After sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," the Operating Partnership will not be a "gas utility company" and none of the Partnership Entities, the Managing General Partner or the Special General Partner will be a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation thereunder.

             (xxii) The consummation of the Transactions is not subject to any further pre-merger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust
        Improvements Act of 1976.

             (xxiii)   None of the offering, issuance and sale by
        the Partnership of the Units, the offering, issuance and sale by the Operating Partnership of the Senior Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by any of the Material Predecessor Entities, the Partnership Entities, Newco or NGC which are parties thereto, nor the consummation of the transactions contemplated hereby and thereby (including the Transactions)
        (A) will constitute a violation of the certificate or articles of incorporation or bylaws or other organizational documents of any of the Material Predecessor Entities, Newco or NGC, (B) will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument (other than the Partnership Agreements) known to such counsel to which any of the Material Predecessor Entities, the Partnership Entities, Newco, NGC or NPS is a party or by which any of them or any of their respective properties may be bound, (C) will violate any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Material Predecessor Entities, the Partnership Entities, Newco, NGC or NPS or any of their properties in a proceeding to which any of the Material Predecessor Entities, the Partnership Entities, Newco, NGC or NPS or their property is a party, (D) violates or will violate any federal statute, law or regulation applicable to any of the Material Predecessor Entities or any of their respective properties, (E) violates or will violate the South Dakota Public Utilities Act or (F) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities except as contemplated by the Note Agreement and the Bank Credit Agreement.

             (xxiv) No permit, consent, approval, authorization or order of any federal or South Dakota court, governmental agency or body or any financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Operative Agreements or the consummation by the Material Predecessor Entities, the Partnership Entities, Newco, NGC or NPS of the Transactions, except (A) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such permits, consents, approvals and similar authorizations which have been obtained, (C) for such permits, consents, approvals and similar authorizations which (1) are of a routine or administrative nature, (2) need not be or are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Operative Agreements and (3) are expected in the reasonable judgment of the Managing General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transaction and (D) as set forth or contemplated in the Prospectus.

             (xxv) Except as described in the Prospectus, to the knowledge of such counsel, none of the Material Predecessor Entities, Newco, NGC and NPS was immediately prior to the Transactions, and none of the Partnership Entities, Newco, NGC and NPS is, in (A) breach or violation of the provisions of its certificate or articles of incorporation or bylaws or other organizational documents or (B) breach, default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the due performance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, which in either case (x) would have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole, (y) could impair the ability of any of the Partnership Entities or Newco to perform their obligations under the Operative Agreements, or (z) could impair the ability of NGC to consummate the NGC Transactions or the ability of NPS to consummate the NPS Transaction.
        The conduct of the business as described or contemplated in the Prospectus to be operated by the Partnership Entities immediately following the Transactions does not and will not violate any agreement limiting the ability of any of the Partnership Entities to compete in their businesses, including, without limitation, the Empire Non-Competition Agreements.

             (xxvi) Each of the Partnership Entities possesses all certificates, authorizations and permits issued by the appropriate federal regulatory authorities necessary to conduct its business as described in the Prospectus, including, without limitation, the business conducted by CEG prior to consummation of the Transactions.

             (xxvii)   Except as described in the Prospectus, there
        are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership or shares of capital stock of the Managing General Partner or the Special General Partner pursuant to the certificate of incorporation or bylaws of the Managing General Partner or the Special General Partner or, to the knowledge of such counsel, pursuant to any agreement or instrument to which any Northwestern Entity, any Northwestern Party or any Partnership Entity is a party or by which any of them may be bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated hereby gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership. To such counsel's knowledge, except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase any Units or Subordinated Units or other partnership interests in the Partnership or the Operating Partnership. All corporate and partnership action required to be taken by the Material Predecessor Entities, the Partnership Entities, Newco and their shareholders or partners for the authorization, issuance, sale and delivery of the Units and Subordinated Units and the consummation of the transactions contemplated hereby and by the Operative Agreements (including the Transactions) has been validly taken.

             (xxviii) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other historical, pro forma and projected financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other historical, pro forma and projected financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
        (C) has no reason to believe that (except for financial statements and schedules and other historical, pro forma and projected financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             You shall also have received on the Closing Date, a copy of the opinion of Schiff Hardin & Waite delivered pursuant to the Note Agreement, substantially in the form attached as an exhibit to the Note Agreement, accompanied by a letter dated the Closing Date and addressed to you from such counsel stating that you are entitled to rely on the opinion relating to the exemption from the registration requirements of the Securities Act of the offer, sale and issuance of the Senior Notes as if it were addressed to you.

             (f) The Underwriters shall have received on the Closing Date, an opinion or opinions of outside counsel to the Partnership, the Operating Partnership, Newco and Synergy in each of the States of Alabama, Arkansas, California, Florida, Kentucky, Mississippi, Missouri, New York and Tennessee, dated the Closing Date, to the effect that:

             (i)  Each of the Partnership, the Operating
        Partnership, the Managing General Partner, the Special General Partner and Corporate Sub has been duly qualified or registered, to the extent required in such state, as a foreign limited partnership or a foreign corporation, as the case may be, for the transaction of business under the laws of such state.

             (ii) The Operating Partnership has all requisite partnership power and authority under the laws of such state to own or lease its properties and to conduct its business in such state; Corporate Sub has all requisite corporate power and authority under the laws of such state to own or lease its properties and to conduct its business in such state; and upon the consummation of the Transactions, assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that the Unitholders will not be liable under the laws of the State of Delaware for liabilities of the Partnership or the Operating Partnership, the Partnership will not be liable as a limited partner under the laws of such state for the liabilities of the Operating Partnership, and the Unitholders will not be liable as limited partners under the laws of such state for the liabilities of the Partnership or the Operating Partnership, except in each case to the same extent as under the laws of the State of Delaware.

             (iii) The execution, delivery and performance of the Merger and Conveyance Documents relating to the transfer of property in such state or the merger of one or more entities organized under the laws of such state in accordance with the terms thereof will not violate any statute of such state or any rule, regulation or, to the knowledge of such counsel, any order of any agency of such state having jurisdiction over any of the Predecessor Entities, the Partnership Entities, Newco or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect upon the holders of Common Units or upon the operations to be conducted in such state by the Partnership Entities taken as a whole.

             (iv) Each of the Merger and Conveyance Documents relating to the transfer of property in such state or the merger of one or more entities organized under the laws of such state, assuming the due authorization, execution and delivery thereof by the parties thereto and assuming such Merger and Conveyance Documents are governed by the laws of such state notwithstanding any choice of law provisions thereof, is a valid and legally binding agreement of the parties thereto under the laws of such state, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of such Merger and Conveyance Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in such state, as described in such Merger and Conveyance Documents, subject to the conditions, reservations and limitations contained in such Merger and Conveyance Documents, except motor vehicles or other property requiring conveyance of certificated title as to which such Merger and Conveyance Documents are legally sufficient to compel delivery of such certificated title.

             (v) Each of the deeds and assignments (including, without limitation, the form of the exhibits and schedules thereto) relating to the transfer of property in such state is in a form legally sufficient for recordation in the appropriate public offices of such state, to the extent such recordation is required, and, upon proper recordation of any of such deeds and assignments in such state, will constitute notice to all third parties under the recordation statutes of such state concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Operating Partnership or Corporate Sub owns property is the appropriate public office in such state for the recordation of deeds and assignments of interests in real property located in such county.

             (vi) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body of such state having jurisdiction over any of the Predecessor Entities, Partnership Entities or Newco, as the case may be, or any of their respective properties is required for the issue and sale of the Units by the Partnership or for the conveyance of the properties located in such state purported to be conveyed to the Operating Partnership or Corporate Sub pursuant to the Merger and Conveyance Documents, except (A) such permits, consents, approvals and similar authorizations required under the Act and the securities or "Blue Sky" laws of such state, (B) such permits, consents, approvals and similar authorizations which have been obtained, (C) such permits, consents, approvals and similar authorizations which (1) are of a routine or administrative nature, (2) need not be or are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Merger and Conveyance Documents and (3) are expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business subsequent to the consummation of the Transactions or (D) such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the operations to be conducted in such state by the Partnership Entities taken as a whole.

             (vii) The Predecessor Entities and the Partnership Entities possess all certificates, authorizations or permits issued by the appropriate state regulatory agencies or bodies necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by them, except (A) with respect to the Partnership, the Operating Partnership and Corporate Sub for such certificates, authorizations or permits which (1) are of a routine or administrative nature, (2) need not be or are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Merger and Conveyance Documents and (3) are expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business subsequent to the consummation of the Transactions and (B) such certificates, authorizations or permits which would not, individually or in the aggregate, have a material adverse effect upon the operations to be conducted in such state by the Partnership Entities taken as a whole.

             (g) The Underwriters shall have received on the Closing Date an opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (vi) and (xiv) (but only as to the statements in the Prospectus under "Cash Distribution Policy," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "The Partnership Agreement," "Units Eligible for Future Sale" and "Underwriters") of paragraph (d) above and subparagraphs (xiii) and (xxviii) of paragraph (e) above.

             With respect to subparagraph (xxiv) of paragraph (d) above and subparagraph (xxviii) of paragraph (e) above, Baker &
   Botts, L.L.P., Andrews & Kurth L.L.P. and Schiff Hardin & Waite may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

             The opinions described in paragraphs (d), (e) and (f) above shall be rendered to the Underwriters at the request of the Partnership and shall so state therein.

             (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Arthur Andersen LLP, Baird, Kurtz & Dobson and Price Waterhouse LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

             (i) The Units shall have been approved for listing on the New York Stock Exchange.

             (j) Acquisition Corp. shall have merged with and into Coast in accordance with the terms of the Stock Purchase and Merger
   Agreement dated September 4, 1996 among NGC, Acquisition Corp., Coast and the holders of all of the preferred stock of Coast.

             (k) Prior to or simultaneously with the sale of the Units on the Closing Date, the Northwestern Mergers shall have been consummated.

             (l)  Prior to the sale of the Units on the Closing Date,
   (i) the closing of the offering of the Senior Notes shall have occurred on the basis set forth in the Prospectus and (ii) the Bank Credit Agreement shall have been executed and delivered and become effective in substantially the form filed as an exhibit to the Registration Statement.

             (m) Prior to or simultaneously with the sale of the Units on the Closing Date, the conveyance of the Transferred Assets to the Operating Partnership shall have been consummated.

             The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Partnership, the due authorization and issuance of the Additional Units and other matters related to the issuance of the Additional Units and the satisfaction of the foregoing conditions to the several obligations of the Underwriters to purchase and pay for the Units on the Closing Date (other than paragraph (f)), except that all references to the Firm Units and the Closing Date shall be deemed to refer to the Additional Units and the Option Closing Date, respectively.

             6. COVENANTS OF THE PARTNERSHIP. In further consideration of the agreements of the Underwriters herein contained, each of the Partnership, the Operating Partnership, the Managing General Partner and Synergy covenants with each Underwriter as follows:

             (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request; provided that if such request is made nine months or more after the effective date of the Registration Statement, you shall pay the expenses of providing such copies.

             (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

             (c) If, at any time prior to the expiration of nine months after the effective date of the Registration Statement when, in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law; and, in case any Underwriter is required to deliver the Prospectus nine months or more after the effective date of the Registration Statement, the Partnership upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such amendment or supplement to the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

             (d) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; PROVIDED, HOWEVER, that neither the Partnership, the Managing General Partner nor Synergy shall be required to qualify to do business or to file a general consent to service of process in any such jurisdictions.

             (e) To make generally available to the Partnership's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1997 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

             (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership's counsel and the Partnership's accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the New York Stock Exchange, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make. Notwithstanding anything to the contrary provided in the foregoing, each of the parties to this Agreement shall bear its own expenses in connection with road show presentations.

             (g) To cause the Predecessor Entities, the Partnership Entities and the Managing General Partner to accomplish or obtain, as soon as practicable, all consents, recordings and filings necessary to perfect, preserve and protect the title of the Operating Partnership and Corporate Sub to the properties and assets owned by them as a result of the Transactions.

             (h) The Partnership Entities, the Managing General Partner and the Special General Partner will use the net proceeds received by them from the sale of the Units and the Senior Notes in the manner specified in the Prospectus under "Use of Proceeds."

             7. INDEMNITY AND CONTRIBUTION. (a) Each of the Partnership, the Operating Partnership and the Managing General Partner, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
   Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Units, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Partnership with Section 6(a) hereof.

             (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the Operating Partnership and the Managing General Partner, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership, the Operating Partnership and the Managing General Partner to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

             (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this
   Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the

   "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) of this Section 7, and by the Managing General Partner, in the case of parties indemnified pursuant to paragraph (b) of this
   Section 7. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

             (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, the Operating Partnership and the Managing General Partner on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, the Operating Partnership and the Managing General Partner on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, the Operating Partnership and the Managing General Partner on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the Partnership, the Operating Partnership and the Managing General Partner on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, the Operating Partnership and the Managing General Partner or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

             (e) The Partnership, the Operating Partnership and the Managing General Partner and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

             (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Partnership, the Operating Partnership, the Managing General Partner and Synergy contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Partnership, the Operating Partnership, the Managing General Partner and Synergy, the respective officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Units.

             8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Partnership, if (a) after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Partnership or NPS shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or
   (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

             9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

             If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased, and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased, the nondefaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Units or (ii) purchase not less than the number of Additional Units that such nondefaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

             If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership, the Operating Partnership, the Managing General Partner or Synergy to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership, the Operating Partnership, the Managing General Partner or Synergy shall be unable to perform their obligations under this Agreement, the Partnership, the Operating Partnership, the Managing General Partner and Synergy will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

             10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

             11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

             12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                 Very truly yours,

                                 CORNERSTONE PROPANE PARTNERS, L.P.

                                    By Cornerstone Propane GP, Inc.,
                                       its Managing General Partner


                                       By  /s/ Keith G. Baxter
                                           -----------------------------
                                           Keith G. Baxter
                                           President and Chief Executive
                                           Officer


                                 CORNERSTONE PROPANE, L.P.

                                    By Cornerstone Propane GP, Inc.,
                                       its Managing General Partner


                                       By  /s/ Keith G. Baxter
                                           ------------------------------
                                           Keith G. Baxter
                                           President and Chief
                                           Executive Officer


                                 CORNERSTONE PROPANE GP, INC.


                                   By  /s/ R.J. Goedde
                                       ---------------------------------
                                       Ronald J. Goedde
                                       Executive Vice President and
                                       Chief Financial Officer


                                 SYN INC.


                                   By  /s/ Daniel K. Newell
                                       ---------------------------------
                                       Daniel K. Newell
                                       Vice President

   Accepted as of the date hereof
   Morgan Stanley & Co. Incorporated
   Dean Witter Reynolds Inc.
   A.G. Edwards & Sons, Inc.
   Oppenheimer & Co., Inc.
   PaineWebber Incorporated
   Prudential Securities Incorporated

   Acting severally on behalf
      of themselves and the several
      Underwriters named herein.

        By Morgan Stanley & Co.
             Incorporated



        By  /s/ Charles J. Ditkoff
            -----------------------------------------
            Charles J. Ditkoff
            Vice President

                                 SCHEDULE I


                                                      Number of
                                                      Firm Units
                     Underwriter                   To Be Purchased
                     -----------                   ---------------


    Morgan Stanley & Co. Incorporated                  1,123,334

    Dean Witter Reynolds Inc.                          1,123,334
    A.G. Edwards & Sons, Inc.                          1,123,333
    Oppenheimer & Co., Inc.                            1,123,333
    PaineWebber Incorporated                           1,123,333

    Prudential Securities Incorporated                 1,123,333
    Bear, Stearns & Co. Inc.                             180,000
    Alex. Brown & Sons Incorporated                      180,000
    Dain Bosworth Incorporated                            90,000

    Donaldson, Lufkin & Jenrette Securities
    Corporation                                          180,000
    EVEREN Securities, Inc.                               90,000
    Fahnestock & Co. Inc.                                 90,000

    Goldman, Sachs & Co.                                 180,000
    Janney Montgomery Scott Inc.                          90,000
    Edward D. Jones & Co., L.P.                           90,000
    Legg Mason Wood Walker, Incorporated                  90,000

    McDonald & Company Securities, Inc.                   90,000
    Piper Jaffray Inc.                                    90,000
    Ragen MacKenzie Incorporated                          90,000
    Rauscher Pierce Refsnes, Inc.                         90,000

    The Robinson-Humphrey Company, Inc.                   90,000
    Scott & Stringfellow, Inc.                            90,000
                                                         -------
                                                       8,540,000
    Total.......................................      ==========